UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2016

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 14, 2016, the board of directors of Dividend Capital Diversified Property Fund Inc. (the “Company”) adopted an amended and restated Code of Business Conduct and Ethics (the “Amended Code of Ethics”) and an amended and restated Whistleblowing and Whistleblowing Protection Policy (the “Amended Whistleblower Policy”, together with the Amended Code of Ethics, the “Amended Policies”). The Amended Policies apply to, among others, all of the Company’s officers and directors, and the officers, directors and employees of Dividend Capital Total Advisors LLC, the Company’s advisor. Each of the Amended Policies were amended to expand on a prior caveat which provides that, notwithstanding any confidentiality, non-disparagement or other similar provision in the Amended Policies or any policies of the Company or companies affiliated with its sponsor, or any other document executed by an employee of the Company or companies affiliated with its sponsor to the contrary, nothing in the Amended Policies precludes the reporting of any alleged misconduct or the giving of truthful testimony under oath or the making of truthful statements to any government agency or self-regulatory body.

The foregoing descriptions of the Amended Policies do not purport to be complete in scope and are qualified in their entirety by the full text of the Amended Code of Ethics and the Amended Whistleblower Policy, which are attached to this Current Report on Form 8-K as Exhibit 14.1 and Exhibit 14.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Description
14.1	Amended and Restated Code of Business Conduct and Ethics.*
14.2	Amended and Restated Whistleblowing and Whistleblower Protection Policy.*

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
December 20, 2016
	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer